Exhibit 99.1

E*TRADE Financial Corporation Announces Leadership Transition with Close of OptionsHouse Transaction

NEW YORK--(BUSINESS WIRE)--September 12, 2016--E*TRADE Financial Corporation (NASDAQ:ETFC) today announced that it completed the acquisition of Aperture New Holdings, Inc., the ultimate parent company of OptionsHouse. The Company also announced changes to its executive leadership to better align the Company for growth, including the appointment of Rodger A. Lawson (previously serving as the Chairman of the Board) as Executive Chairman, Karl A. Roessner (previously serving as General Counsel) as Chief Executive Officer and Board member, and Michael J. Curcio (previously serving as CEO of Aperture) as Chief Brokerage Officer, as well as the departure of previous Chief Executive, Paul T. Idzik. Kevin T. Kabat has been appointed Lead Independent Director.

“With the OptionsHouse transaction drawn to a close, we have a significant opportunity to reconfigure the Company’s leadership to better focus on growing the business both organically and inorganically,” said Rodger Lawson, Executive Chairman of E*TRADE Financial. “While the E*TRADE Board applauds the foundational enhancements and significant regulatory progress made by the Company over the past three years, our core brokerage growth has come under pressure. Accordingly, we are restructuring the Company’s leadership, elevating Karl Roessner—a proven and embedded leader with deep company expertise—to Chief Executive Officer, and positioning Michael Curcio—an industry and E*TRADE veteran—as Chief Brokerage Officer, to lead our core business. Additionally, I am personally excited to serve the Company in its daily operations. The Board intensely weighed these leadership shifts and strongly believes we can best deliver on our renewed commitment to shareholders to grow the business through these timely actions. On behalf of our entire Board, I would also like to extend our gratitude to Mr. Idzik for his contributions, which have helped set the stage for the next phase of the Company’s evolution. We wish him the best in his future endeavors.”

“In my new role, I am excited to double down on our growth commitments,” said Karl Roessner, Chief Executive Officer of E*TRADE Financial. “And while we furthered that effort through the OptionsHouse acquisition, there is much more work to do to grow our core business. In welcoming my former colleague Michael Curcio back to E*TRADE, we are well-positioned to achieve this goal. Mike has a proven track record of promoting growth—not just for OptionsHouse, but for E*TRADE. Further, we are more than fortunate to have a financial services industry luminary helping guide our efforts, with Rodger Lawson as our Executive Chairman. I personally look forward to his wisdom and insight as we move forward. With leadership firmly installed, on a parallel track, we will continue pursuing capital deployment initiatives through balance sheet growth, share repurchases, and additional acquisitions, should we find attractive opportunities that offer value to the business and compelling returns for our shareholders.”

The Company will present at the Barclays Global Financial Services Conference on Wednesday, September 14, 2016. A live webcast and replay will be accessible through the E*TRADE Financial corporate website at https://about.etrade.com, where leadership team bios are also available.

About E*TRADE Financial
E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Securities products and services, including IRAs, are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries and affiliates. More information is available at www.etrade.com.

Important Notices
E*TRADE Financial, E*TRADE, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

Forward-looking statements
This news release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements that discuss, among others, the Company’s abilities to grow the business and deploy capital, and anything that is not historical in nature. Actual results may differ materially from those indicated in the forward-looking statements, which are subject to a number of uncertainties and risks that are difficult to predict and often outside the Company’s control. Such uncertainties and risks include the following, among others: integration of OptionsHouse may not occur as anticipated and benefits may not be realized; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; and there may be negative changes in general economic conditions. Further information about these risks and uncertainties can be found in the Company’s annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K filed with the U.S. Securities and Exchange Commission (including information in these reports under the captions "Risk Factors"). Any forward-looking statement included in this release speaks only as of the date of this communication; E*TRADE disclaims any obligation to update any information, except as required by law.
© 2016 E*TRADE Financial Corporation. All rights reserved.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com